EXHIBIT 5.1

February 27, 2018

Broadwind Energy, Inc.

3240 S. Central Avenue

Cicero, Illinois 60804

Re:Registration Statement on Form S-8 for 500,000 shares of Broadwind Energy, Inc.’s common stock, par value $0.001 per share, for issuance under the Broadwind Energy, Inc. Employees’ 401(k) Plan

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Broadwind Energy, Inc., a Delaware corporation (the “Company”), on February 27, 2018, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to 500,000 shares (the “Shares”) of common stock, par value $0.001 per share, pursuant to the Broadwind Energy, Inc. Employees’ 401(k) Plan (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Certificate of Incorporation, as amended, its Second Amended and Restated Bylaws and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement as Exhibit 5.1.

Very truly yours,

/s/ Thompson Coburn LLP